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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

            Addendum to Prospectus Supplement Dated February 27, 2004

                                                        Dated: September 1, 2004

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES
                        --------------------------------

Initial Interest Rate for Notes purchased during September 2004 is 2.60%. This interest rate was calculated as follows:

Applicable LIBOR        +     Number of basis points      =     Initial Rate
for September 2004            set by State of Israel
                              at beginning of monthly
                              sales period


2.00%                   +     60 Basis Points             =     2.60%

Applicable LIBOR is then adjusted January 1 and July 1.

Notes purchased in October 2004 will receive the rate and spread in effect for that sales period.